UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 24, 2012

VOYAGER OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Montana	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2718 Montana Ave., Suite 220
Billings, MT 59101

(Address of principal executive offices, including zip code)

(406) 245-4901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2012, Voyager Oil & Gas, Inc. (the “Company”) held its annual meeting of shareholders in Billings, Montana for the purpose of voting on two proposals.

The first of those proposals related to the election of seven individuals to serve as directors of the Company for one-year terms expiring in 2013. The seven directors elected and the tabulation of votes (both in person and by proxy) for this proposal were as follows:

Proposal 1—
Nominees for Directors	Votes For	Withheld	Broker Non-Votes
Lyle Berman	22,047,416	1,307,151	26,371,503
Joseph Lahti	22,476,590	877,977	26,371,503
Myrna McLeroy	22,669,282	685,285	26,371,503
Loren J. O’Toole II	22,670,020	684,547	26,371,503
James Russell (J.R.) Reger	22,811,341	543,226	26,371,503
Josh Sherman	22,711,674	642,893	26,371,503
Mitchell R. Thompson	22,562,620	791,947	26,371,503

The second proposal related to the ratification of the appointment of BDO USA, LLP, an independent registered public accounting firm, as the Company’s independent registered public accountants for the fiscal year ending December 31, 2012, which was approved:

Proposal 2—
Ratification of BDO USA, LLP	Votes For	Against	Abstentions
	48,446,998	1,086,384	192,688

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER OIL & GAS, INC.

Date: May 31, 2012	By:	/s/ Mitchell R. Thompson
Mitchell R. Thompson
Chief Financial Officer